EXHIBIT (c)(4)
Highly Confidential – Preliminary Draft
Discussion Materials Silver Special Committee Goldman, Sachs & Co. November 21, 2006

Highly Confidential – Preliminary Draft
Table of Contents I. Public Market Perspective II. Review of Silver Management Financial Plan III. Analysis of Potential Third Party Strategic & Financial Buyer Interest Appendix A: Supporting Materials
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Highly Confidential – Preliminary Draft
I. Public Market Perspective
Public Market Perspective 3

Highly Confidential – Preliminary Draft
Public Market Perspective Absolute Share Price Performance (Last 5 Years) (US$ per share)
$ 40 May-2004 3-Jul-2006 SEC launches 20-Apr-2006 All time high Silver investigation into 27-Oct-2005 Silver reports a share price of $33.62 whether securities JM steps down as Silver 93% increase in fraud was committed President & CEO. Bob earnings for Q1 by Silver CEO JM Cunningham named new CEO 2006
$ 27.49
$ 30 JM Proposal: $ 29.00 Share Price (USD) $ 20
8-Aug-2006 Closing
JP Morgan analyst lowers his earnings Silver estimates for Silver
$ 10 Weighted Average Price 22-Sep-2005 5 Year $21.81
JM pays $1.25mm to 3 Year 22.48 06-Nov-2006 settle federal lawsuit 1 Year 26.20 Silver receives an all cash with SEC over insider 6 Month 27.11 acquisition offer of $ 29.00
Current 27.49 trading allegations per share from JM $ 0
Nov-2001 Jul-2002 Apr-2003 Dec-2003 Aug-2004 May-2005 Jan-2006 Sep-2006
Source: Factset (as of November 20, 2006), press releases, Silver website
Public Market Perspective 4

Highly Confidential – Preliminary Draft
Shares Traded Analysis Since JM Proposal on November 6th (US$ per share)
Shares Traded Cummulative Date Share Price That Day (mm) Shares Traded % of Float
6-Nov-06 $29.84 16.4 16.4 36.4%
7-Nov-06 29.43 6.2 22.6 50.0%
8-Nov-06 28.94 3.4 26.0 57.5%
9-Nov-06 27.93 3.3 29.3 64.7%
10-Nov-06 27.70 1.7 31.0 68.5%
13-Nov-06 27.50 0.9 31.8 70.4%
14-Nov-06 27.95 1.2 33.1 73.1%
15-Nov-06 27.54 1.0 34.1 75.4%
16-Nov-06 27.86 0.8 34.9 77.1%
17-Nov-06 27.82 0.8 35.6 78.8%
20-Nov-06 27.49 0.7 36.4 80.5%
Source: Factset
Public Market Perspective 5

Highly Confidential – Preliminary Draft
Public Market Perspective Silver Relative Share Price Performance vs. Selected Companies / Composites
5 Years 3 Years
Dow Jones Transportation LTL Composite [2] 165.3% 69.4% Composite Truckload Composite [1] 134.0% Truckload Composite [1] 36.5% Dow Jones Transportation 94.4% S&P 500 35.5% Composite Silver 31.6% Silver 32.2% S&P 500 22.6% LTL Composite [2] 28.3% 1 Year 6 Months
Silver 36.8% S&P 500 11.0% Dow Jones Transportation Dow Jones 16.9% 4.6% Composite Transportation LTL (3.3)% S&P 500 12.2% Composite [2] Truckload Composite [1] 3.4% Silver (3.8)% Truckload LTL Composite [2] 0.4% (5.1)% Composite [1] Source: Bloomberg and Factset (as of November 20, 2006) [1]Includes Covenant Transport, Heartland Express, JB Hunt Transport, Knight Transportation, U.S. Xpress and Werner. [2]Includes Arkansas Best, Central Freight, Con-Way, Old Dominion, Saia and YRC Worldwide. Public Market Perspective 6

Highly Confidential – Preliminary Draft
Public Market Perspective Evolution of Wall Street EPS Estimate since November 2001 (US$ per share)
$ 3.00 $ 35.00 $ 30.00 $ 2.50 $ 2.50 2008E $ 25.00 $ 2.00 $ 2.07 $2.06 2007E Closing 2006E Estimate $ 20.00 $ 1.50 $ 1.47 EPS 2005A $ 15.00 $ 1.30 2004A Stock Price $ 1.00 $ 0.93 $ 10.00 $ 0.78 2003A 2002A $ 0.50 $ 0.45 2001A $ 5.00 $ 0.00 $ 0.00 Nov-2001 Nov-2002 Nov-2003 Nov-2004 Nov-2005 Nov-2006 Silver Share Price
Source: Factset (as of November 20, 2006) and IBES
Public Market Perspective 7

Highly Confidential – Preliminary Draft
Public Market Perspective Transportation Sector
John G. Larkin, Stifel Nicolaus November 16, 2006
“Anecdotal evidence from conversations with several truckload, less-than-truckload (LTL) and rail company representatives suggests that industry demand remains depressed during the time of year when volumes are typically the strongest.”
“Some carriers implied that competition for freight is heating up. Though pricing still appears to be rational, we would not be surprised if some carriers are experiencing a bit of downward pressure on rates in 4Q06.”
“In light of the insights we gained at the conference, we continue to believe that the long-term, capacity-constrained operating environment (in which we expect the industry to operate for the forseeable future) will provide the requisite backdrop for well-managed companies to raise rates in excess of their cost increases, to expand margins, and to benefit from industry consolidation—all of which should translate into above-market earnings growth for investors. Therefore, we suggest long-term investors should view the current environment, the relatively weak near-term outlook for industry demand, and the resulting depressed valuations across the transportation group as an opportunity to build positions in several companies that we view as long-term industry winners.” October 30, 2006
“In this fundamentally tight supply/demand environment, the trick is to provide very good service with the fleet you have rather than mediocre service with a fleet that’s growing,” Larkin says. The high-service carriers have been able to command prices that meet or even exceed rising costs. Considering the capacity constraints, that favorable pricing position should hold unless demand drops off dramatically.”
Jon A. Langenfeld, Baird September 26, 2006
“The US’ national average for diesel fuel has fallen -15% from August 2006’s peak of $3.07/gallon and -10% quarter-to-date. The decline should benefit TL carriers and offset the drag caused by the run-up in diesel prices for the first 6 weeks of 3Q06. Importantly, diesel fuel prices at current levels and below set up nicely for 4Q06, as TL carriers suffered from the spike in fuel costs following Hurricanes Katrina and Rita in 4Q05.”
Edward Wolfe, Bear Stearns September 15, 2006
“We suspect much of the weaker TL demand is actually resulting from an increased supply of trucks. Outside of weakened direct and in-direct demand for home building, which we estimate represents about 8% and 6.5% respectively of TL and LTL total revenue; we see few signs of a slowing freight economy. During the 4Q, the TL and LTL carriers will face very steep comparisons versus a year ago when the U.S. government spent about $300M on purchasing truck capacity in the Gulf, during the already capacity constrained strong peak shipping season.”
Source: Wall Street Research Public Market Perspective 8

Highly Confidential – Preliminary Draft

Goldman Sachs

Public Market Perspective

Truckload Sectors P/E Trading Multiples Over Time

Next Full Fiscal Year P/E Multiple over Time

	5 Year			3 Year			1 Year		
	Median	High	Low	Median	High	Low	Median	High	Low
Silver	14.3x	32.5x	9.4x	13.2x	17.6x	9.4x	12.7x	16.7x	9.4x
Silver Rank (Out of 7 peers)	7	NM	6	7	NM	5	7	NM	7
Covenant	15.8x	35.6x	8.2x	16.1x	35.6x	8.2x	18.3x	35.6x	15.0x
Heartland Express	20.0	26.0	15.5	19.4	24.9	15.5	18.9	21.6	15.5
J.B. Hunt	15.8	31.5	11.3	15.2	19.4	11.5	14.0	17.8	11.5
Knight Transport	21.5	30.5	16.0	20.1	26.6	16.0	19.6	26.6	16.0
U.S. Xpress	14.7	48.4	7.0	13.3	21.9	7.1	14.6	18.6	10.0
Werner	15.4	24.0	11.4	14.1	18.7	11.4	13.0	16.4	11.4
Median	15.8x	31.5x	11.3x	15.2x	21.9x	11.4x	14.6x	18.6x	11.5x

Current P/E

CY2006E P/E


21.4x
17.8x
15.1x
14.9x
14.1x
13.6x
11.7x
NM
Knight
Heartland
Werner
J.B. Hunt
Silver Current[1]
U.S. Xpress
Silver Undisturbed[2]
Covenant

CY2007E P/E


29.2x
18.2x
17.6x
14.2x
14.0x
13.7x
11.6x
11.2x
Covenant
Knight
Heartland
Werner
Silver Current[1]
J.B. Hunt
Silver Undisturbed[2]
U.S. Xpress

Source: Thomson, IBES and Factset (as of November 20, 2006)
[1] *Silver's P/E multiples calculated using the $29 per share JM proposal.*
[2] *Based on Silver share price of $24.05, immediately prior to offer (November 3, 2006)*

Public Market Perspective 9

Highly Confidential – Preliminary Draft
Public Market Perspective Truckload Sectors EV / EBITDA Trading Multiples Over Time
Current Fiscal Year EV/EBITDA Multiple over Time 5 Year 3 Year 1 Year Median High Low Median High Low Median High Low
Silver 5.9x 8.8x 4.2x 5.5x 7.6x 4.2x 5.1x 6.4x 4.2x Silver Rank (Out of 7 peers) 5 5 4 5 5 5 5 5 5 Covenant 4.3x 5.7x 2.5x 4.3x 5.7x 2.5x 4.4x 5.7x 3.8x Heartland Express 9.6 13.9 6.5 8.9 12.0 6.5 8.2 10.1 6.5
J.B. Hunt 6.2 8.1 4.2 6.6 8.1 5.3 6.4 7.8 5.3
Knight Transport 9.8 12.4 7.4 9.1 12.4 7.4 8.7 12.2 7.4
U.S. Xpress 5.1 8.2 3.6 5.5 8.2 3.6 5.7 7.3 4.8
Werner 5.2 6.4 3.8 4.6 6.0 3.8 4.2 5.4 3.8
Median 5.9x 8.2x 4.2x 5.5x 8.1x 4.2x 5.7x 7.3x 4.8x Current EV/EBITDA Multiples CY2006E EV/EBITDA
8.6x 7.3x 7.1x 6.5x 5.2x 5.2x 4.4x 4.4x Knight Heartland Covenant J.B. Hunt U.S. Xpress Silver Current [1] Werner Silver Undisturbed [2] CY2007E EV/EBITDA
7.3x 7.0x 6.1x 6.0x 5.2x 4.5x 4.4x 4.2x Knight Heartland Covenant J.B. Hunt Silver Current [1] U.S. Xpress Silver Undisturbed [2] Werner Source: Thomson, IBES and Factset (as of November 20, 2006) [1]Silver’s multiples calculated using the $29 per share JM proposal. [2]Based on Silver share price of $24.05, immediately prior to offer (November 3, 2006).
Public Market Perspective 10

Highly Confidential – Preliminary Draft
II. Review of Silver Management Financial Plan
Review of Silver Management Financial Plan 11

Highly Confidential – Preliminary Draft
Review of Silver Management Financial Plan Summary Financial Projections (US$ in millions, except per share amounts)
06E-11E Fiscal Year Ended Dec. 31 2003A 2004A 2005A 2006E 2007E 2008E 2009E 2010E 2011E CAGR Operating Revenues $ $2,397.7 $ $2,826.2 $ $3,197.5 $ $3,216.3 $ $3,369.5 $ $3,693.2 $ $4,076.1 $ $4,506.1 $ $4,964.0 9.1%
% Growth 17.9% 13.1% 0.6% 4.8% 9.6% 10.4% 10.5% 10.2% EBITDA [1] $ 291.6 $ 364.4 $406.6 $ $ 499.2 $ $ 510.9 $ 598.0 $ 669.5 $ 772.7 $ 894.6 12.4%
% Margin 12.2% 12.9% 12.7% 15.5% 15.2% 16.2% 16.4% 17.1% 18.0% Rental Expense 82.4 81.4 57.7 51.5 49.1 36.3 46.6 44.3 32.1
EBITDAR [1] $ 374.0 $ 445.8 $464.3 $ 550.7 $ $ 560.0 $ 634.3 $ 716.1 $ 817.0 $ 926.8 11.0%
% Margin 15.6% 15.8% 14.5% 17.1% 16.6% 17.2% 17.6% 18.1% 18.7% D&A 150.6 183.8 199.8 223.2 237.7 260.1 281.6 297.6 318.8
% Sales 6.3% 6.5% 6.2% 6.9% 7.1% 7.0% 6.9% 6.6% 6.4% EBIT [1] $ 141.0 $ 180.6 $206.8 $ 276.0 $ $ 273.1 $ 337.9 $ 387.9 $ 475.1 $ 575.8 15.8% Operating Ratio [1] 94.1% 93.6% 93.5% 91.4% 91.9% 90.9% 90.5% 89.5% 88.4%
Interest Expense (net) 15.4 18.0 28.2 25.2 11.4 6.3 2.8 0.7 (1.4)
Net Income [1] 79.4 103.5 108.7 139.3 161.6 204.4 237.2 291.8 354.8 20.6% % Sales 3.3% 3.7% 3.4% 4.3% 4.8% 5.5% 5.8% 6.5% 7.1% EPS (diluted) $ 0.94 $ 1.29 $1.47 $ 1.84 $ 2.12 $ 2.67 $ 3.09 $ 3.79 $ 4.58 20.1%
% Growth 37.3% 14.1% 24.8% 15.4% 26.0% 15.6% 22.6% 21.1% Reported EPS (diluted) $1.37 $ 2.05
Wall Street Median EPS Estimates [2] $ 2.06 $ 2.07 $ 2.50
% Variance vs. Wall Street Estimates (0.6)% 2.5% 6.9% Capex Net Proceeds from Asset Sales 222.8 323.8 386.8 163.3 322.9 338.8 417.7 443.5 479.9
% Sales 9.3% 11.5% 12.1% 5.1% 9.6% 9.2% 10.2% 9.8% 9.7% Change in Working Capital 1.0 (13.9) (46.9) 4.0 0.9 0.4 (3.2) (3.6) (3.9)
Deferred Taxes 30.6 21.6 3.7 (3.3) (8.5) 0.0 0.0 0.0 0.0
Levered Cash Flow $ 36.7 $ (1.0) $(27.7) $ 192.0 $ 67.1 $ 125.3 $ 104.3 $ 149.6 $ 197.6
Source: Silver projections as per Silver Management Financial Plan
[1] Excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives.
[2]Source: IBES Review of Silver Management Financial Plan 13
Highly Confidential – Preliminary Draft
Review of Silver Management Financial Plan
2007E-2011E Plan Assumptions
Assumes GDP growth of 2.0% in 2006 and 3.0% in the years thereafter 4% — 5% year over year fleet growth Approximately 1% year over year loaded utilization improvement
Approximately $0.05 year over year revenue per loaded mile (RPLM) improvement (3% — 3.3%)
20 basis point deadhead improvement in 2008E – 2009E; another 20 basis point improvement in 2010E – 2011E
$ 110 million carrier revenue annual growth ($100mm = Intermodal; $10mm = Brokerage)
$ 0.015/RPLM driver wage increase in 2008E – 2009E; $0.02/RPLM increase in 2011E
$0.02/RPLM owner/operator wage increase in 2008E – 2011E Fuel impact neutral to 2006E and miles per gallon flat to 2006E
5.7% — 5.8% insurance as a percent of Net Revenue (excl. fuel surcharge and carrier revenue)
Impairment charges for freightline tradeback units are included No impact from derivative instruments included
Source: Silver Management Financial Plan
Review of Silver Management Financial Plan 12

Highly Confidential – Preliminary Draft

Goldman Sachs

Review of Silver Management Financial Plan

Summary Credit Statistics

(US$ in millions)

Capital Structure	2003A	2004A	2005A	2006E	2007E	2008E	2009E	2010E	2011E
Cash	$ 19.1	$ 28.2	$ 13.1	$ 22.1	$ 21.8	$ 1.7	$ 113.3	$ 170.3	$ 385.6
Total Debt	$ 383.4	$ 605.8	$ 609.0	$ 365.0	$ 255.0	$ 100.0	$ 100.0	$ 0.0	$ 0.0
Net Debt	364.4	577.6	595.9	342.9	233.2	98.3	(13.3)	(170.3)	(385.6)
Stockholders Equity	844.6	738.3	870.0	1,041.1	1,208.7	1,419.1	1,662.3	1,960.1	2,320.9
Credit Statistics									
Total Debt/EBITDA	1.3 x	1.7 x	1.5 x	0.7 x	0.5 x	0.2 x	0.1 x	0.0 x	0.0 x
EBITDA/Interest Expense	18.9 x	20.2 x	14.4 x	19.8 x	44.7 x	94.8 x	243.1 x	NM	NM
(EBITDA-Capex)/Interest	4.5 x	2.3 x	0.7 x	13.3 x	16.5 x	41.1 x	91.4 x	NM	NM
Total Debt/Capitalization	31%	45%	41%	26%	17%	7%	6%	0%	0%
FFO/Total Debt[1]	60%	47%	51%	99%	157%	465%	519%	NM	NM
FCF/Total Debt[2]	10%	(0)%	(5)%	53%	26%	125%	104%	NM	NM
Adj. Total Debt[3]				$674.2	$549.6	$317.7	$379.4	$265.7	$192.8
Adj. Total Debt/EBITDAR[3]				1.2 x	1.0 x	0.5 x	0.5 x	0.3 x	0.2 x
Adj. Total Debt/Capitalization[3]				39%	31%	18%	19%	12%	8%

Source: Silver projections as per Silver Management Financial Plan
[1] *FFO defined as Net Income plus depreciation and amortization.*
[2] *FCF defined as FFO less capex, changes in working capital and deferred taxes.*
[3] *Credit statistics adjusted for operating leases using a 6.0x multiple of annual rent expense.*

Review of Silver Management Financial Plan 14

Highly Confidential – Preliminary Draft
Silver Management Financial Plan Analysis Silver Wall Street Research P/E Multiple Over Time (US$ per share)
Recession Recession 35x $ 2.50 1991-1992 2001-2002 Consensus) 30x Median P/E = 16.5x Median P/E = 13.5x $ 2.00 Next Fiscal 25x Street $ 1.50 20x Year Wall Street 15x Year P/E (Wall $ 1.00 Fiscal EPS 10x Estimate $ 0.50 Silver Next 5x 0x $ 0.00 Sep-1990 Sep-1993 Sep-1996 Sep-1999 Sep-2002 Sep-2005 Silver P/E (Wall Street) Silver EPS Estimate (Wall Street) Source: Factset, IBES
Review of Silver Management Financial Plan 15

Highly Confidential – Preliminary Draft
Silver Management Financial Plan Analysis Illustrative Future Share Price Analysis (US$ in millions, except per share amounts)
Illustrative Future Silver Share Price 2007E 2008E 2009E 2010E 2011E 2007E 2008E 2009E 2010E 2011E Silver Management Financial Plan EPS Silver Management Financial Plan EBITDA [1] [2] $ 2.12 $ 2.67 $ 3.09 $ 3.79 $ 4.58 $510.9 $598.0 $669.5 $772.7 $894.6
10.0 x $ $21.21 $ $26.72 $ $30.89 $ $37.85 $ $45.84 4.0 x $23.76 $29.99 $35.05 $42.30 $51.22
11.0 x 23.33 29.40 33.98 41.64 50.42 Trailing 4.5 x 27.11 33.90 39.41 47.32 57.00
Forward 12.0 x 25.46 32.07 37.06 45.43 55.01 EBITDA 5.0 x 30.46 37.81 43.77 52.33 62.78
P/E Multiple Multiple 13.0 x 27.58 34.74 40.15 49.21 59.59 5.5 x 33.82 41.72 48.12 57.34 68.56
14.0 x 29.70 37.41 43.24 53.00 64.17 6.0 x 37.17 45.63 52.48 62.35 74.34
15.0 x 31.82 40.08 46.33 56.78 68.76
Present Value of Illustrative Future Silver Share Price [3] 2007E 2008E 2009E 2010E 2011E 2007E 2008E 2009E 2010E 2011E Silver Management Financial Plan EPS Silver Management Financial Plan EBITDA [2] $ 2.12 $ 2.67 $ 3.09 $ 3.79 $ 4.58 $510.9 $598.0 $669.5 $772.7 $894.6 10.0 x $ $21.21 $ $23.86 $ $24.62 $ $26.94 $ $29.13 4.0 x $21.21 $23.91 $24.95 $26.88 $29.06
11.0 x 23.33 26.25 27.09 29.64 32.04 Trailing 4.5 x 24.21 27.02 28.05 30.07 32.34
Forward 12.0 x 25.46 28.63 29.55 32.33 34.96 EBITDA 5.0 x 27.20 30.14 31.15 33.26 35.62
P/E Multiple Multiple 13.0 x 27.58 31.02 32.01 35.03 37.87 5.5 x 30.19 33.26 34.25 36.44 38.90
14.0 x 29.70 33.40 34.47 37.72 40.78 6.0 x 33.19 36.37 37.36 39.63 42.18
15.0 x 31.82 35.79 36.93 40.42 43.70
Source: Projections as per Silver Management Financial Plan
[1] Future share price calculated as the implied enterprise value less the net debt projected for that year by Silver Management Financial Plan, divided by the projected shares outstanding in that year.
[2] EBITDA excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives.
[3] Assumes a 12% discount rate. [4] Implied present value of future share price for 2008E-2011E based off of EPS for each year discounted back to December 31, 2006.
Review of Silver Management Financial Plan 16

Highly Confidential – Preliminary Draft
Wall Street Consensus Analysis Illustrative Future Share Price Analysis (US$ per share)
Illustrative Future Silver Share Price 2007E 2008E Wall Street Consensus EPS $ 2.07 $ 2.50
Illustrative Future Silver Share Price 2007E 2008E Wall Street Consensus EPS $ 2.07 $ 2.50
10.0 x $ $20.70 $ $25.00
11.0 x 22.77 27.50
Forward 12.0 x 24.84 30.00
P/E Multiple 13.0 x 26.91 32.50
14.0 x 28.98 35.00
15.0 x 31.05 37.50
Present Value of Illustrative Future Silver Share Price [1] 2007E 2008E Wall Street Consensus EPS [2] $ 2.07 $ 2.50 10.0 x $ $20.70 $ $22.32
11.0 x 22.77 24.55
Forward 12.0 x 24.84 26.79
P/E Multiple 13.0 x 26.91 29.02
14.0 x 28.98 31.25
15.0 x 31.05 33.48
Source: IBES
[1] Assumes a 12% equity discount rate.
[2] Implied 2008E present value of future share price based off of future share price for 2008E discounted back to December 31, 2006.
Review of Silver Management Financial Plan 17

Highly Confidential – Preliminary Draft

Goldman Sachs

Silver Management Financial Plan Analysis

Illustrative Present Value of Future Share Price Sensitivity Analysis[1]

(US$ per share)

Present Value of Illustrative Future Silver Share Price[1]

Assumes Annual Revenue Growth Decreases by 100 bps in Each Year Relative to Silver Management Financial Plan

		2007E	2008E	2009E	2010E	2011E
		Sensitivity to Silver Management Financial Plan EPS[2]				
		$2.10	$2.62	$3.00	$3.65	$4.38
Forward P/E Multiple	10.0 x	$ 21.00	$ 23.41	$ 23.95	$ 25.97	$ 27.83
	11.0 x	23.10	25.75	26.34	28.57	30.61
	12.0 x	25.20	28.09	28.74	31.16	33.39
	13.0 x	27.30	30.43	31.13	33.76	36.18
	14.0 x	29.40	32.78	33.52	36.36	38.96
	15.0 x	31.50	35.12	35.92	38.96	41.74

Assumes Annual Operating Ratio Increases by 100 bps in Each Year Relative to Silver Management Financial Plan

		2007E	2008E	2009E	2010E	2011E
		Sensitivity to Silver Management Financial Plan EPS[2]				
		$1.85	$2.38	$2.76	$3.43	$4.19
Forward P/E Multiple	10.0 x	$ 18.51	$ 21.22	$ 22.03	$ 24.40	$ 26.64
	11.0 x	20.36	23.34	24.24	26.84	29.30
	12.0 x	22.21	25.47	26.44	29.28	31.96
	13.0 x	24.06	27.59	28.64	31.72	34.63
	14.0 x	25.91	29.71	30.85	34.16	37.29
	15.0 x	27.76	31.83	33.05	36.60	39.95

Assumes Annual Revenue Growth Decreases by 100 bps and Operating Ratio Increases by 100 bps in Each Year Relative to Silver Management Financial Plan

		2007E	2008E	2009E	2010E	2011E
		Sensitivity to Silver Management Financial Plan EPS[2]				
		$1.83	$2.33	$2.69	$3.30	$4.00
Forward P/E Multiple	10.0 x	$ 18.32	$ 20.82	$ 21.43	$ 23.52	$ 25.45
	11.0 x	20.15	22.90	23.57	25.87	27.99
	12.0 x	21.99	24.99	25.71	28.22	30.54
	13.0 x	23.82	27.07	27.86	30.57	33.08
	14.0 x	25.65	29.15	30.00	32.92	35.62
	15.0 x	27.48	31.23	32.14	35.28	38.17

Source: Underlying Silver projections as per Silver Management Financial Plan
Note: Increases/Decreases in each year are not cumulative
[1] *Assumes a 12% equity discount rate.*
[2] *Implied present value of future share price for 2008E-2011E based off of future share price for each year discounted back to December 31, 2006.*

Review of Silver Management Financial Plan 18

Highly Confidential – Preliminary Draft
Silver Management Financial Plan Analysis Illustrative Discounted Cash Flows (US$ in millions)
2006E 2007E 2008E 2009E 2010E 2011E
Revenue $ $3,216 $ $3,370 $ $3,693 $ $4,076 $ $4,506 $4,964
EBITDA $ 499 $ $ 511 $ 598 $ 670 $ 773 $ 895
EBIT 276 273 338 388 475 576
Unlevered Net Income 169 167 207 237 291 352
+Depreciation & Amortization 223 238 260 282 298 319
- Capex 163 323 339 418 443 480
- Increase / (Decrease) in NWC 24 1 0 (3) (4) (4)
+ Increase in Deferred Taxes (3) (8) 0 0 0 0
Unlevered Free Cash Flow $ 202 $ 73 $ 128 $ 105 $ 149 $ 195
Source: Projections as per Silver Management Financial Plan
Review of Silver Management Financial Plan 19

Highly Confidential – Preliminary Draft

Goldman Sachs

Silver Management Financial Plan Analysis

Illustrative Discounted Cash Flow Analysis

(US$ per share)

Key Assumptions

- Unlevered free cash flows discounted back to December 31, 2006
- Unlevered free cash flow defined as:
  - \+ Unlevered Net Income
  - \+ Depreciation and Amortization
  - \- Capital Expenditures
  - \- Increases in Working Capital
  - \+ Increase in deferred taxes
  - = Unlevered Free Cash Flow
- Projections are per Silver Management Financial Plan
- Terminal value is based on a perpetuity growth rate of free cash flow in 2011E
- Marginal tax rate of 38.8%

Equity Value Per Share[1]

Discount Rate	Perpetuity Growth Rate 1.0 %	2.0 %	3.0 %	4.0 %	5.0 %
11.0 %	$18.35	$20.32	$22.71	$25.78	$29.88
10.5 %	19.64	21.81	24.55	28.14	33.03
10.0 %	21.02	23.49	26.66	30.89	36.82
9.5 %	22.56	25.40	29.10	34.15	41.45
9.0 %	24.30	27.58	31.95	38.07	47.24

Implied Terminal Multiples of 2011E EBITDA

Discount Rate	Perpetuity Growth Rate 1.0 %	2.0 %	3.0 %	4.0 %	5.0 %
11.0 %	2.3 x	2.6 x	3.0 x	3.4 x	4.0 x
10.5 %	2.4 x	2.8 x	3.1 x	3.7 x	4.4 x
10.0 %	2.6 x	2.9 x	3.4 x	4.0 x	4.8 x
9.5 %	2.7 x	3.1 x	3.6 x	4.3 x	5.3 x
9.0 %	2.9 x	3.3 x	3.9 x	4.7 x	6.0 x

Source: Projections as per Silver Management Financial Plan

[1] *Assumes net debt of $342.9 and 74.9 million basic shares outstanding at December 31, 2006 as per Silver Management Financial Plan.*

Review of Silver Management Financial Plan 20

Highly Confidential – Preliminary Draft
Silver Management Financial Plan Analysis Illustrative Discounted Cash Flow Sensitivity Analysis (US$ per share)
Implied Equity Value Per Share [1] [2] Change in Each Year’s Sales Growth vs. Silver Management Financial Plan (3.0)% (2.0)% (1.0)% 0.0% 1.0% 2.0% 3.0%
Plan 3.0% $ 9.52 $10.13 $10.76 $ 11.42 $ 12.10 $ 12.80 $ 13.52
2.0% 14.11 14.92 15.76 16.62 17.52 18.45 19.40
Financial (1.0)% 18.70 19.70 20.69 21.71 22.77 23.87 25.00
0.0% 23.11 24.25 25.44 26.66 27.93 29.24 30.60
Ratio vs. Silver
Management
in Each Year’s
Operating Change (1.0)% 27.48 28.81 30.19 31.61 33.09 34.62 36.20
(2.0)% 31.85 33.37 34.94 36.57 38.25 39.99 41.80
(3.0)% 36.22 37.92 39.69 41.52 43.41 45.37 47.39
Source: Projections as per Silver Management Financial Plan [1] Assumes net debt of $342.9 and 74.9 million basic shares outstanding at December 31, 2006 as per Silver Management Financial Plan. [2] Assumes a discount rate of 10.0% and a perpetuity growth rate of 3.0%. Review of Silver Management Financial Plan 21

Highly Confidential – Preliminary Draft
III. Analysis of Potential Third Party Strategic & Financial
Buyer Interest
Analysis of Potential Third Party Strategic & Financial Buyer Interest 22

Highly Confidential – Preliminary Draft
Analysis of Third Party Interest Strategic & Financial ($ in millions)
Strategic Financial Name Market Cap Name Fund Size
Logistics Blackstone $20,000
UPS $80,612 Cerberus Partners LP 17,000
FedEx 35,672 Apollo Management LP 10,000
DPWN 33,597 Warburg Pincus LLC 8,000
Carlyle Group 7,850
Truckload Clayton Dubilier & Rice Inc. 4,000
JB Hunt 3,229 Court Square Capital 2,500
Knight 1,590 Kelso & Company 2,100
Heartland 1,552 Nautic Partners LLC 1,100
Werner Enterprises 1,463 Freeman Spogli & Company Inc. 1,000
Fenway Partners Inc. 900
Railroads Greenbriar 700
Burlington Santa Fe 28,627
Canadian National 25,753
Union Pacific 24,727
Norfolk Southern 22,416
CSX 16,713
Source: Company filings, Factset
Analysis of Potential Third Party Strategic & Financial Buyer Interest 23

Highly Confidential – Preliminary Draft
Review of Selected Transactions Premia Paid[1]
Premia (%)[2] Equity Undisturbed Value 52 wk 52 wk Date Target Aquiror ($MM) Undisturbed 1 Week 1 Month Low High
Nov 3 2006 Silver JM 2,207 20.6 15.0 13.0 51.8 (13.7)
8-Sep-06 Freescale Blackstone, Carlyle, Premia Funds, TPG 17,600 29.3 29.6 41.6 86.1 21.6
28-Aug-06 Intergraph Hellman & Friedman, TPG, JMI Equity 1,325 20.0 23.0 23.9 45.5 (14.5)
18-Aug-06 Glenborough Morgan Stanley Real Estate 1,900 8.2 13.7 18.2 46.2 8.2
17-Aug-06 Lone Star Steakhouse & Saloon Lone Star Funds 614 15.1 14.5 13.3 18.2 (4.6)
7-Aug-06 Aleris International TPG 1,717 26.8 28.2 17.3 132.4 2.0
19-Jul-06 HCA Bain Capital/KKR/Merrill Lynch 21,279 16.8 17.1 17.6 142.9 (3.0)
13-Jul-06 Petco Animal Supplies Green Equity Investors/TPG Partners 1,695 49.1 46.1 52.9 57.9 (1.0)
4-Jul-06 Duquesne Light Holdings Macquarie 1,609 21.7 24.8 21.1 26.4 2.9
30-May-06 West Corp TH Lee/Quadrangle 3,351 13.0 17.3 5.2 38.7 (1.6)
26-May-06 Kinder Morgan Kinder/Morgan/Two BOD 15,000 27.4 27.4 24.0 38.3 6.0
members/GS/AIG/Carlyle/Riverstone 12-May-06 NCO Group One Equity Partners 922 42.0 35.6 25.6 80.0 13.1
28-Apr-06 Aramark GS/CCMP/JPM/TH Lee/Warburg 6,300 20.2 20.4 16.5 37.9 12.9
17-Mar-06 Michaels Stores Bain Capital/Blackstone 6,025 29.6 32.6 37.7 43.0 1.8
3-Mar-06 Education Management Providence/GS 3,372 16.3 13.9 35.5 73.1 13.0
3-Mar-06 CarrAmerica Realty Blackstone 2,900 8.9 10.5 20.9 44.7 7.9
7-Feb-06 Univision Communications Madison Dearborn/Providence/TPG/TH Lee 12,326 18.7 13.9 16.8 53.2 13.8
20-Jan-06 The Sports Authority Leonard Green 1,043 20.0 26.0 20.9 57.0 8.9
16-Dec-05 Town and Country Morgan Stanley Real Estate/Onex Real Estate 716 11.9 11.4 16.1 34.5 10.8
10-Nov-05 Meristar Hospitality Blackstone 1,117 20.1 21.2 20.1 69.9 11.6
8-Nov-05 La Quinta Blackstone 2,342 36.9 35.4 37.2 44.0 16.1
28-Oct-05 SERENA Software Silver Lake 842 2.7 5.4 22.9 34.5 1.0
14-Sep-05 UICI Blackstone/GS/DLJ 1,760 19.0 16.9 18.4 68.9 3.2
13-Sep-05 Linens ‘N Things Apollo 1,295 7.9 16.6 16.0 29.0 (2.5)
5-Sep-05 Capital Automotive REIT DRA Advisors 2,109 9.0 9.0 4.0 29.2 (3.3)
1-Sep-05 Albertson’s Supervalu/Cereberus/CVS 11,723 12.9 9.6 6.9 35.4 1.1
17-Aug-05 Tommy Hilfiger Apax Partners 1,589 4.3 23.7 17.3 95.1 4.3
27-Jul-05 SS&C Technologies Carlyle 941 12.9 10.4 26.7 127.4 7.1
Source: Public Filings, FactSet
[1] LBOs involving financial sponsors of US publicly traded and domiciled companies with an equity value greater than $500 million, excluding squeeze-outs. Includes deals that were terminated and are pending since 2000.
[2] Based off undisturbed date, which is defined as the day prior to any significant public speculation or announcement of a potential sale transaction.
Analysis of Potential Third Party Strategic & Financial Buyer Interest 24

Highly Confidential – Preliminary Draft
Review of Selected Transactions Premia Paid (Cont’d)[1]
Premia (%)[2] Equity Undisturbed Value 52 wk 52 wk Date Target Aquiror ($MM) Undisturbed 1 Week 1 Month Low High
24-Jun-05 Burlington Coat Factory Bain Capital 2,051 26.2 24.0 44.5 160.0 18.6
31-May-05 School Specialty Bain Capital 1,356 24.9 26.1 32.0 46.3 14.8
19-May-05 Maytag Ripplewood 1,132 21.1 33.6 (0.6) 46.3 (46.8)
17-May-05 Metals USA Apollo 539 58.4 47.4 33.1 63.4 (11.6)
12-May-05 iPayment Management Group 638 35.9 26.2 5.3 35.9 (13.5)
7-Apr-05 ShopKo I Goldner Hawn 767 4.2 8.0 33.0 96.4 4.2
7-Apr-05 ShopKo II Sun Capital 899 25.9 30.5 60.8 137.3 25.9
18-Mar-05 SunGard Silver Lake/Bain/Blackstone/GS/KKR/Providence/TPG 11,043 44.3 42.3 37.3 59.7 25.7
15-Mar-05 Neiman Marcus TPG/Warburg 5,111 33.8 35.7 37.7 108.3 33.8
4-Mar-05 Insight Communications Carlyle 718 21.4 24.8 14.1 42.9 12.5
24-Jan-05 Beverly Enterprises Fillmore Capital 1,614 33.3 37.4 35.1 111.1 30.2
3-Dec-04 Sola International Carl Zeiss/EQT 923 26.6 33.9 42.3 78.7 18.9
29-Oct-04 DoubleClick Hellman & Friedman 1,102 33.6 36.7 44.8 88.9 (33.6)
20-Oct-04 Boca Resorts Blackstone 1,032 25.3 30.6 29.9 85.6 20.5
15-Oct-04 Select Medical Welsh Carson 1,979 26.6 28.5 40.0 60.7 (7.1)
10-Sep-04 Metro-Goldwyn-Mayer Sony/Providence/TPG/Comcast/DLJ 2,944 8.0 8.8 2.7 9.1 (43.0)
27-Aug-04 LNR Property Cerberus 1,905 6.8 10.7 17.7 57.8 6.7
17-Aug-04 Prime Hospitality Blackstone 571 44.6 38.7 21.4 48.1 3.9
10-Aug-04 Toys R Us Bain/KKR/Vornado 6,084 62.9 63.1 61.8 158.0 54.4
19-Mar-04 US Oncology Welsh Carson 1,187 18.5 17.3 16.2 119.7 10.0
5-Mar-04 Extended Stay America Blackstone 2,040 24.1 26.3 27.9 99.4 20.4
6-Dec-02 AmeriPath Welsh Carson 629 29.2 25.8 37.5 72.8 (34.1)
11-Oct-02 Quintiles One Equity Partners 1,650 74.5 79.5 46.9 83.3 (20.2)
20-Sep-02 Dole Food Murdock 1,473 36.8 30.8 23.1 73.3 (1.0)
9-Apr-02 Herbalife Golden Gate 678 28.7 30.0 40.1 164.9 27.8
19-Feb-01 Springs Industries Heartland Industrial Partners 505 27.4 25.7 38.6 103.3 (5.8)
20-Dec-00 Michael Foods Vestar Capital Partners 571 13.6 9.2 9.9 53.9 4.9
1-Jun-00 Buffets Caxton-Iseman Capital 594 21.1 23.8 38.5 71.8 15.4
Mean 25.4 26.6 29.9 72.2 4.6
Median 21.7 25.7 25.6 61.1 4.9
Source: Public Filings, FactSet
[1] LBOs involving financial sponsors of US publicly traded and domiciled companies with an equity value greater than $500 million, excluding squeeze-outs. Includes deals that were terminated and are pending since 2000.
[2] Based off undisturbed date, which is defined as the day prior to any significant public speculation or announcement of a potential sale transaction.
Analysis of Potential Third Party Strategic & Financial Buyer Interest 25

Highly Confidential – Preliminary Draft
Summary of Precedent Trucking Transactions (US$ in millions)
Median            LTL            TL            Both
LTL 6.2x
TL 4.8x
ALL 6.1x 7.4 x
7.3 x
6.0 x 6.4 x
6.1 x 5.9 x 5.7 x
Enterprise
Value / LTM
EBITDA
3.9 x
Announced 26-May-2006 27-Oct-2005 15-May-2005 27-Feb-2005 08-Jul-2003 21-Aug-2001 12-Dec-2000 12-Nov-2000
Date
Target            Watkins Motor Lines            Transport Corporation            Overnite            USF            Roadway            Arnold Industrie s            M.S.Carriers            American Freightways
Buyer            FedEx            Goldner Hawn            United Parcel Service            Yellow            Yellow            Roadway             Swift            FedEx
Value $ 780 $ 113 $1,276 $1,468 $1,113 $503 $678 $1,212
Premium [1] – 25.0% 46.2% 22.3% 59.9% – 52.5% 71.8%
Source: Company filings [1] Premium based on stock price 1 day prior to announcement. Analysis of Potential Third Party Strategic & Financial Buyer Interest 26

Highly Confidential – Preliminary Draft
Silver Analysis at Various Prices (US$ in millions except per share amounts)
Silver Share price as of 20 November 2006 $ $ 27.49 Undisturbed Silver Share price as of 3 November 2006 24.05 Premium to Market Price 5.5% 9.1% 12.8% 16.4% 20.0% 23.7% Premium to Undisturbed Price 20.6% 24.7% 28.9% 33.1% 37.2% 41.4% Purchase Price Per Silver Share ($) $ $ 29.00 $ $ 30.00 $ $ 31.00 $ $ 32.00 $ $ 33.00 $ $ 34.00 Equity Consideration — Diluted [1] $ $2,207.4 $ $2,286.1 $ $2,364.7 $ $2,443.4 $ $2,522.1 $ $2,600.8 Enterprise Value [2] 2,550.3 2,629.0 2,707.7 2,786.3 2,865.0 2,943.7 Enterprise Value / Sales FY 2006E $ $3,216.3 0.8 x 0.8 x 0.8 x 0.9 x 0.9 x 0.9 x FY 2007E 3,369.5 0.8 0.8 0.8 0.8 0.9 0.9 Enterprise Value / EBITDA FY 2006E $ $ 499.2 5.1 x 5.3 x 5.4 x 5.6 x 5.7 x 5.9 x FY 2007E 510.9 5.0 5.1 5.3 5.5 5.6 5.8 Enterprise Value / EBIT FY 2006E $ $ 276.0 9.2 x 9.5 x 9.8 x 10.1 x 10.4 x 10.7 x FY 2007E 273.1 9.3 9.6 9.9 10.2 10.5 10.8 Price / EPS FY 2006E $ 2.05 14.2 x 14.7 x 15.1 x 15.6 x 16.1 x 16.6 x FY 2007E 2.12 13.7 14.1 14.6 15.1 15.6 16.0 Third Party 2007E Dollar Accretion / Dilution [3] All cash @ 5.0% cost of debt $ 79.8 $ 76.4 $ 73.1 $ 69.7 $ 66.3 $ 62.9 All cash @ 6.0% cost of debt 66.3 62.4 58.6 54.7 50.9 47.0 All cash @ 7.0% cost of debt 52.8 48.4 44.1 39.8 35.4 31.1 All cash @ 8.0% cost of debt 39.3 34.5 29.6 24.8 20.0 15.2 All cash @ 9.0% cost of debt 25.8 20.5 15.2 9.9 4.6 (0.7) All cash @ 10.0% cost of debt 12.3 6.5 0.7 (5.1) (10.9) (16.6) Source: Silver projections as per Silver Management Financial Plan (1) Assumes 74.9 million basic shares outstanding as of 31 December 2006. Assumes exercise of 3.8 million options outstanding with a weighted average strike price of $19.45. (2) Assumes net debt of $ 342.9 million as of 31 December 2006 as per Silver Management. (3) Assumes 20.0% of the excess purchase price is allocated to intangibles and amortized over 10 years; assumes a marginal tax rate for the acquiror of 38.8%.
Analysis of Potential Third Party Strategic & Financial Buyer Interest 27

Highly Confidential – Preliminary Draft
Preliminary Analysis of a Third Party LBO Assumes $29 Per Share (US$ in millions) Sources of Funds Uses of Funds Cost of 2006E [1] Sources Amount Debt % of Total EBITDA Uses Amount
Existing Cash $ 22 0.8% Price Per Share $29.00
First Lien 1,248 8.1% 46.1% 2.5 x Equity Purchased $2,207
Sr. / Sub. Debt 499 11.6% 18.4% 3.5 x Existing Debt Retired 365
Total Debt 1,747 64.5% 3.5 x Purchase Price $2,572
Sponsor Equity 939 34.7% 5.4 x Multiple of 2006E EBITDA 5.2 x Multiple of 2007E EBITDA 5.0 x Change In Control Payments 20
Fees & Expenses 94
Minimum Cash 22
Total Sources $2,708 100.0% Total Uses $2,708 Summary Cash Flow & Credit Statistics Illustrative IRR Sensitivity Analysis [2] Fiscal Year Ending December Trailing 12 Months Exit EV/EBITDA Multiples 2007E 2008E 2009E 2010E 4.0 x 4.5 x 5.0 x 5.5 x 6.0 x
FCF Available for Debt ($ 22) $ 33 $ 11 $ 56 Sponsor 2009E 1.3% 11.7% 20.5% 28.2% 35.1% Total Senior Debt 1,270 1,237 1,226 1,170 Exit Year 2010E 11.4% 18.2% 24.0% 29.0% 33.6% Total Debt 1,769 1,736 1,725 1,669 2011E 16.8% 21.5% 25.6% 29.2% 32.5% Credit Statistics
EBITDA / Tot. Int. Exp. 3.1 x 3.6 x 4.1 x 4.8 x Illustrative IRR Sensitivity Analysis [3] EBITDA-Capex / Tot. Int. Exp. 1.1 x 1.6 x 1.5 x 2.0 x Initial Purchase Price Per Silver Share Total Senior Debt / EBITDA 2.5 x 2.1 x 1.8 x 1.5 x $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 Total Debt / EBITDA 3.5 x 2.9 x 2.6 x 2.2 x 3.0 x 22.6% 21.1% 19.6% 18.3% 17.0% 15.8% Adj. Total Debt / EBITDAR 3.7 x 3.1 x 2.8 x 2.4 x Initial Leverage 3.5 x 25.6% 23.6% 21.8% 20.1% 18.5% 17.1% Total Debt / Total Cap 64.1% 61.6% 58.9% 54.7% 4.0 x 30.1% 27.3% 24.9% 22.7% 20.7% 18.9% Adj. Total Debt / Total Cap 67.6% 64.4% 62.5% 58.3% FCF/TD (1.2%) 1.9% 0.6% 3.4%
Source: Silver projections as per Silver Management Financial Plan; Capital Structure as per Goldman Sachs’ preliminary leverage assumptions
[1] Assumes 2006E EBITDA of $499mm. [2] Assumes transaction initial leverage of 3.5x. [3] Assumes sale at 5.0x trailing 12 month EBITDA and exit in 2011E. Analysis of Potential Third Party Strategic & Financial Buyer Interest 28

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Appendix A: Supporting Materials
Supporting Materials 29

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Goldman Sachs

Sources and Uses of Funds

(US$ in millions, except per share amount)

Sources of Funds

	Amount ($)
Funded Term Debt:	
1st Lien	$ 1,390
2nd Lien	485
Total Funded Term Debt	1,875
Minimum Cash Required (estimated)[1]	22
Equity:	
JM Equity Rollover (Unencumbered)[2]	179
JM Equity Rollover (Encumbered)[3]	410
Additional Equity Required[4]	236
Total Contributed Equity	$ 825
Total Sources of Funds	**$ 2,722**

Uses of Funds

Equity Purchased	Total Outstanding as of 30-Sep-06	Purchase Price/ Exercise Price	Amount ($)
Basic Shares	54.6	$ 29.00	$ 1,582
Stock Options	3.8	19.45	36
			$ 1,619
JM Shares Rollover Encumbered[3]	14.1	$ 29.00	$ 410
JM Shares Rollover Unencumbered[2]	6.2	29.00	179
Total Equity Purchased			$ 2,207
Total Debt Retired (06 mgmt estimate; includes securitized AR)			365
Cash on Balance Sheet			22
Estimated Fees:			
Change of Control Payments[5]			20
Advisory Fees (estimated)[6]			50
Financing Fees (estimated @ 2.5%)			57
Total Fees (estimated)			$ 127
Total Uses of Funds			**$ 2,722**

Note: Balance Sheet figures are expected as of December 31, 2006 as per Silver Management Financial Plan.

[1] *Assumes that a minimum amount of cash is required to operate the business post-acquisition. In this case, the amount assumed to be retained equals current cash balance as of 30-Sep-2006.*

[2] *Represents Silver shares personally held by JM and not used as collateral in connection with the Shareholder loan to be made by MS. As of latest 13D filing JM personally owns 27% of total outstanding shares of 74.9mm. JM shares do not include the 9,018,353 shares held by (i) the Moyes Children's Limited Partnership and (ii) seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children. The shares shown for JM also do not include 360,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes.*

[3] *Assumes JM has pledged $410 million worth of stock as collateral. Therefore, JM will borrow the maximum amount of MS shareholder loan. The shareholder loan will be secured by Silver shares currently held by JM, which in the case of maximum drawdown equals 14.1 million shares of Silver (at the current offer price of $29).*

[4] *Represents the additional equity required to finance the acquisition of 100% of the company. Under the current proposal of $29/share this amounts to 9,827,586 shares of Silver. The shares currently held by the Moyes Children's Limited Partnership equals 9,018,353 shares and the shares held by an irrevocable trust for the children of Jerry and Vickie Moyes equals 360,000 shares.*

[5] *Estimated payments to be made to certain members of management based on change of control agreements that have been signed with Silver upon the acquisition by a third party.*

[6] *Assumes aggregate fees, which includes both sellside and buyside advisory fees.*

Supporting Materials 30

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Goldman Sachs

Analysis of Morgan Stanley ("MS") Capital Structure

Pro Forma Capital Structure

			Multiple of 2006E EBITDA[1]	
	Amount	% of Total	Mgmt Estimate	MS Estimate
Unfunded Revolver	-	-	-	-
Senior Secured 1st Lien	$ 1,800	57%	3.8 x	3.4 x
Senior Secured 2nd Lien	$ 485	15%	1.0 x	0.9 x
Total Debt	$ 2,285	72%	4.8 x	4.3 x
Total Equity	$ 874	28%	1.8 x	1.7 x
Total Capitalization	$ 3,159	100%	6.6 x	6.0 x

- MS estimate based on $529.1 million of trailing twelve months EBITDA condition included in MS Commitment Letter dated November 3rd (assumed to include IEL)

Credit Views

- Truckload sector typically viewed as less stable than Less-Than-Truckload; however Silver presents certain strengths
  - Prospect for improved margins as compared to fiscal 2005
  - Strong stable blue chip customer base
- Ratings agencies focused on EBITDA growth/margins and ability to generate sufficient free cash flow
  - Though recently improved, Silver's EBITDA margins have historically lagged those of truckload peers
  - High investments in capital expenditures impacts free cash flow projections
  - Cyclical concerns
- Proposed Morgan Stanley structure and pricing appears to be designed to achieve a mid to high single B corporate credit rating

Note: These include our preliminary observations, final observations to be contingent upon continued diligence of the company. MS capital structure and company financials

Supporting Materials 31

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Weighted Average Cost of Capital Analysis
Comparable Peers (1) Company Asset Bloomberg Symbol Beta (2) Adj. Beta D/E (1-T) Assumptions JBHT 1.234 1.320 11.3% 61.5% Risk Premium (3) 5.50% WERN 1.235 1.240 0.7 60.8 Risk Free Rate (4) 4.62% HTLD 1.360 1.360 0.0 64.6 Tax Rate 38.8%
KNX 1.510 1.510 0.0 65.0
XPRSA 0.825 1.430 112.8 65.0
CVTI 0.756 1.220 94.4 65.0
Mean 1.153 36.5% 63.7% Weighted Average Cost of Capital (6) Cost of Equity Calculation Pre-tax Cost of Debt Levered Cost of D/(D/E) Beta E/(D+E) Equity (5) 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0%
0.0% 1.153 100.0% 11.0% 0.0% 11.0 11.0 11.0 11.0 11.0 11.0 11.0 11.0 11.0
5.0 1.191 95.0 11.2% Equity) 5.0 10.8 10.8 10.8 10.8 10.8 10.8 10.9 10.9 10.9
10.0 1.232 90.0 11.4% 10.0 10.6 10.6 10.6 10.7 10.7 10.7 10.7 10.8 10.8
15.0 1.278 85.0 11.6% 15.0 10.4 10.4 10.5 10.5 10.5 10.6 10.6 10.7 10.7
20.0 1.330 80.0 11.9% 20.0 10.2 10.2 10.3 10.3 10.4 10.5 10.5 10.6 10.6
25.0 1.389 75.0 12.3% 25.0 10.0 10.0 10.1 10.2 10.3 10.3 10.4 10.5 10.6
30.0 1.456 70.0 12.6% 30.0 9.8 9.8 9.9 10.0 10.1 10.2 10.3 10.4 10.5
35.0 1.533 65.0 13.1% 35.0 9.6 9.7 9.8 9.9 10.0 10.1 10.2 10.3 10.4
40.0 1.624 60.0 13.6% Debt / (Debt + 40.0 9.4 9.5 9.6 9.7 9.8 10.0 10.1 10.2 10.3
45.0 1.731 55.0 14.1% 45.0 9.2 9.3 9.4 9.6 9.7 9.8 10.0 10.1 10.3
50.0 1.859 50.0 14.8% 50.0 9.0 9.1 9.3 9.4 9.6 9.7 9.9 10.0 10.2
Source: Bloomberg and public filings (1) As of November 15, 2006. (2) Calculation to unlever beta: ßa = ße/(1+(1-T)*(D/E)). (3) Based on Ibbotson historical, empirical analysis. (4) Based on 10-Year Treasury rate as of November 15, 2006. (5) Cost of equity calculation: ke = Rf + ßa(1 + (1-T) (D/E)) (Rm — Rf) +Ps or Rf + ße (D/E)) (Rm — Rf) + Ps. Assume Ps = 0. (6) WACC calculation: kd (1-T) (D/(D+E)) + ke (E/(D+E)).
Supporting Materials 32

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Goldman Sachs

Comparison of Selected Trucking Companies

($ in millions, except per share amounts)

Company	Closing Price 20-Nov-2006	% of 52 Week High	Equity Market Cap	Enterprise Value	Enterprise Value Multiples (2) EBITDA LTM	Enterprise Value Multiples (2) EBITDA 2006	Enterprise Value Multiples (2) EBITDA 2007	Calendarized P/E Multiples (2) 2006	Calendarized P/E Multiples (2) 2007	5-Year EPS CAGR (2)	LTM Margins EBITDA	LTM Margins EBIT	Dividend Yield
Silver at $29 Offer Price	$ 29.00	86 %	$ 2,207	$ 2,619	5.2 x	5.2 x	5.2 x	14.1 x	14.0 x	11.5 %	15.7 %	9.0 %	0.0 %
Silver	$ 27.49	82 %	$ 2,090	$ 2,502	4.9 x	4.9 x	4.9 x	13.4 x	13.3 x	11.5 %	15.7 %	9.0 %	0.0 %
Truckload													
Covenant Transport	12.40	76	174	334	6.0	7.1	6.1	NM	29.2	9.0	8.2	2.5	0.0
Heartland Express	16.16	85	1,588	1,266	8.0	7.3	7.0	17.8	17.6	10.0	27.9	19.9	0.5
Hunt (JB) Transport	21.84	85	3,272	3,634	6.5	6.5	6.0	14.9	13.7	15.0	16.7	11.4	1.5
Knight Transportation	18.17	82	1,590	1,572	8.9	8.6	7.3	21.4	18.2	20.0	27.0	17.9	0.4
Landstar	47.16	96	2,738	2,791	11.9	13.3	12.0	24.1	21.0	17.0	8.7	8.1	0.3
Quality Distribution	12.86	77	247	530	7.9	7.7	6.9	16.1	12.5	27.4	9.1	7.0	0.0
Celadon	20.30	91	489	499	9.7	9.1	7.3	19.8	16.0	33.3	10.5	7.7	0.0
Universal Truckload	25.81	71	416	402	11.0	10.1	8.6	19.3	16.3	14.6	5.9	5.2	0.0
U.S. Xpress Enterprises	18.71	67	290	619	5.3	5.2	4.5	13.6	11.2	26.0	8.3	4.0	0.0
Werner Enterprises	19.32	89	1,509	1,492	4.6	4.4	4.2	15.1	14.2	10.0	15.6	7.7	0.9
High		96 %	$ 3,272	$ 3,634	11.9 x	13.3 x	12.0 x	24.1 x	29.2 x	33.3 %	27.9 %	19.9 %	1.5 %
Mean		82 %	$ 1,231	$ 1,314	8.0 x	7.9 x	7.0 x	18.0 x	17.0 x	18.2 %	13.8 %	9.1 %	0.4 %
Median		83 %	$ 999	$ 943	8.0 x	7.5 x	7.0 x	17.8 x	16.2 x	16.0 %	9.8 %	7.7 %	0.1 %
Low		67 %	$ 174	$ 334	4.6 x	4.4 x	4.2 x	13.6 x	11.2 x	9.0 %	5.9 %	2.5 %	0.0 %
Less than Truckload													
Arkansas Best (3)	$ 39.67	78 %	$ 1,004	$ 882	4.4 x	3.9 x	3.8 x	10.2 x	10.0 x	10.0 %	10.6 %	7.1 %	1.5 %
Central Freight Lines (3)	2.23	100	41	78	NM	NA	NA	NA	NA	0.0	(3.7)	(8.6)	0.0
Con-Way (3)	48.00	79	2,413	2,515	4.5	5.1	5.2	11.9	11.4	12.5	12.8	9.4	0.8
Forward Air	34.55	80	1,070	1,005	12.0	11.6	10.5	21.5	19.2	12.5	24.1	21.5	0.8
Old Dominion	28.31	73	1,056	1,247	6.6	6.4	5.7	14.9	13.2	15.0	15.1	9.9	0.0
Saia (4)	27.60	77	417	481	4.6	5.3	4.8	13.8	11.7	17.1	8.7	4.6	0.0
YRC Worldwide	41.08	82	2,616	3,784	4.3	4.3	4.2	7.5	7.1	7.7	8.8	6.0	0.0
High		100 %	$ 2,616	$ 3,784	12.0 x	11.6 x	10.5 x	21.5 x	19.2 x	17.1 %	24.1 %	21.5 %	1.5 %
Mean		81 %	$ 1,231	$ 1,428	6.1 x	6.1 x	5.7 x	13.3 x	12.1 x	10.7 %	10.9 %	7.1 %	0.5 %
Median		79 %	$ 1,056	$ 1,005	4.5 x	5.2 x	5.0 x	12.8 x	11.6 x	12.5 %	10.6 %	7.1 %	0.0 %
Low		73 %	$ 41	$ 78	4.3 x	3.9 x	3.8 x	7.5 x	7.1 x	0.0 %	(3.7)%	(8.6)%	0.0 %

(1) *Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.*

(2) *Sources: LTM numbers are based upon the latest publicly available financial statements. Projected sales, EBITDA, EBIT, and EPS source: IBES median estimates. All projected estimates have been calendarized to December.*

Supporting Materials 33